Exhibit 10.1

FIRST INCREMENTAL FACILITY AMENDMENT, dated as of September 16, 2020 (this “Agreement”), to the Credit Agreement dated as of April 1, 2020 (as amended, restated, amended and restated, supplemented, or otherwise modified through the date hereof, the “Credit Agreement”), among T-Mobile USA, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto as lenders and issuing banks and Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”).

A.
Pursuant to Section 2.23 of the Credit Agreement, the Borrower has requested that the persons set forth on Schedule I hereto (the “Incremental Revolving Lenders”) provide commitments in respect of additional Revolving Credit Commitments (the “Incremental Revolving Credit Commitments”) to the Borrower under the Credit Agreement in an aggregate principal amount equal to $1,500,000,000.00 (the “Incremental Revolving Increase”), so that after giving effect thereto, the aggregate principal amount of the Revolving Credit Commitments of all Revolving Credit Lenders shall be $5,500,000,000.00.

B.	In connection with such Incremental Revolving Increase, the Borrower has also requested that the Incremental Revolving Lenders become Issuing Banks under the Credit Agreement.

C.
The Incremental Revolving Lenders are willing to provide the Incremental Revolving Credit Commitments to the Borrower, and to become Issuing Banks under the Credit Agreement, on the First Incremental Facility Effective Date (as defined below) on the terms set forth herein and in the Credit Agreement and subject to the conditions set forth herein.

D.
The Incremental Revolving Credit Commitments (a) shall constitute additional Revolving Credit Commitments under the Credit Agreement and (b) after giving effect to this Agreement and the occurrence of the First Incremental Facility Effective Date, shall have, except to the extent otherwise provided in this Agreement, the same terms as the existing Revolving Credit Commitments.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions.  Capitalized terms used but not defined in this Agreement have the meanings assigned thereto in the Credit Agreement. The provisions of Section 1.2 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. This Agreement shall be an “Incremental Facility Amendment” for all purposes of the Credit Agreement and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. The Incremental Revolving Credit Commitments shall be additional “Revolving Credit Commitments” for all purposes of the Credit Agreement and the other Loan Documents. Each Incremental Revolving Lender shall, upon the effectiveness of this Agreement in accordance with Section 6 hereof, be a party to the Credit Agreement, have the rights and obligations of a Lender and an Issuing Bank thereunder, and shall be a “Lender” and an “Issuing Bank” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2. Amendments to the Credit Agreement.  Subject to the satisfaction or waiver of the conditions set forth in Section 6 hereof, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order therein:

““First Incremental Facility Effective Date”: September 16, 2020.”

(b) The definition of “Issuing Bank” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Issuing Bank”: (i) Deutsche Bank AG New York Branch, Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank USA, Barclays Bank PLC, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, BNP Paribas Corp., Commerzbank AG, New York Branch, Credit Agricole Corporate and Investment Bank, The Toronto-Dominion Bank, New York Branch, Wells Fargo Bank, National Association, Banco Santander, S.A., New York Branch, Societé Generale, Truist Bank, National Westminster Bank plc, U.S. Bank National Association, Citibank, N.A., JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd. and Sumitomo Mitsui Banking Corporation, New York Branch, each in their capacity as issuer of any Letter of Credit and (ii) such other Revolving Credit Lenders or Affiliates of Revolving Credit Lenders that are reasonably acceptable to the Administrative Agent and the Borrower that agrees, pursuant to an agreement with and in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, to be bound by the terms hereof applicable to such Issuing Bank. Any Issuing Bank may cause Letters of Credit to be issued by its designated Affiliates or financial institutions and such Letters of Credit shall be treated as issued by such Issuing Bank for all purposes under the Loan Documents. Notwithstanding anything herein to the contrary, no Issuing Bank shall be required to issue Letters of Credit other than standby Letters of Credit denominated in Dollars.”

(c) The definition of “Revolving Credit Commitments” in Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof: “The aggregate amount of the Revolving Credit Commitments as of the First Incremental Facility Effective Date is $5,500.0 million.”

(d) Schedule 2.1 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.

SECTION 3. Incremental Revolving Credit Loans.

(a) Each Incremental Revolving Lender hereby severally, but not jointly, agrees to (i) provide the Incremental Revolving Credit Commitments on the First Incremental Facility Effective Date and (ii) become an Issuing Bank under the Credit Agreement so that, effective as of the First Incremental Facility Effective Date, its Revolving Credit Commitments and pro rata share under the Revolving Credit Facility (including the LC Sublimit) shall be as set forth on Exhibit A attached hereto.

(b) The Incremental Revolving Credit Commitments (a) shall constitute additional Revolving Credit Commitments under the Credit Agreement and (b) after giving effect to this Agreement and the occurrence of the First Incremental Facility Effective Date, shall have the same terms as the existing Revolving Credit Commitments under the Credit Agreement.

(c) From and after the First Incremental Facility Effective Date, each Incremental Revolving Lender shall constitute a “Revolving Credit Lender”, a “Lender” and an “Issuing Bank”, in each case, for all purposes of the Credit Agreement and the other Loan Documents.

(d) On the First Incremental Facility Effective Date, each Revolving Credit Lender under the Revolving Credit Facility immediately prior to this Incremental Revolving Increase will automatically and without further act be deemed to have assigned to each Incremental Revolving Lender, and each Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit (if any) under the Revolving Credit Facility such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Revolving Credit Lender in the Revolving Credit Facility (including each such Incremental Revolving Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders in the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment thereunder.
2

(e) Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all actions as may be reasonably necessary to ensure that, after giving effect to the Incremental Revolving Increase, the outstanding Revolving Credit Loans (if any) are held by the Revolving Credit Lenders in accordance with their respective Applicable Percentages in respect of the Revolving Credit Facility.

(f) This Agreement shall constitute notice to the Administrative Agent by the Borrower requesting the Incremental Revolving Credit Commitments pursuant to Section 2.23(a) of the Credit Agreement, and, for the avoidance of doubt, shall satisfy such notice requirement set forth in Section 2.23(a) of the Credit Agreement.

SECTION 4. Joinder.  Each Incremental Revolving Lender acknowledges and agrees that, from and after the First Incremental Facility Effective Date and subject to the terms and conditions hereof, such Incremental Revolving Lender shall be a “Revolving Lender”, a “Lender” and an “Issuing Bank” under, and for all purposes of, the Credit Agreement and the other Loan Documents and shall be subject to and bound by the terms thereof (and shall perform all the obligations of and shall have all the rights of a Lender and an Issuing Bank thereunder).

SECTION 5. Representations and Warranties.  To induce the other parties hereto to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and each Lender party hereto that:

(a) (i) the execution and delivery of this Agreement is within its corporate powers, and has been duly authorized by all necessary corporate action (including, any action required to be taken by any class of directors of the Borrower, whether interested or disinterested, in order to ensure the due authorization of this Agreement) on the part of the Borrower, (ii) this Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (iii) the execution, delivery and performance by the Borrower of this Agreement (x) will not violate any applicable law, regulation or any order of any Governmental Authority or the charter, bylaws or other organizational documents of Parent or any Group Member (except for any violation of any applicable law, regulation or order of any Governmental Authority that would not reasonably be expected to have a Material Adverse Effect), (y) will not violate or result in a default under any Material Contractual Obligation binding upon Parent or any Group Member or its Properties, or give rise to a right thereunder to require any payment to be made by Parent or such Group Member (except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect) and (z) will not result in the creation or imposition of any Lien on any Property of Parent or any Group Member (other than Permitted Liens);

(b) the execution and delivery of this Agreement does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders, or any class of directors, whether interested or disinterested, of the Borrower or any other person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Agreement, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to create, maintain or perfect Liens on the Collateral granted by the Borrower in favor of the Secured Parties, (iii) such consents, approvals, registrations, filings or other actions, other than those specified in clause (iv) below, the absence of which or failure to obtain, would not reasonably be expected to have a Material Adverse Effect, and (v) to the extent that the exercise of certain of the rights, powers, privileges and remedies of the Administrative Agent or the Lenders may constitute a de jure or de facto voluntary or involuntary assignment of an FCC License or a voluntary or involuntary transfer of de jure or de facto control of the holder of any such FCC License, the FCC’s prior consent thereto;
3

(c) no Event of Default has occurred and is continuing on the First Incremental Facility Effective Date or after giving effect to the Incremental Facility requested to be made on such date; and

(d) the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects on and as of the First Incremental Effective Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (provided that in each case such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality or “Material Adverse Effect”).

SECTION 6. Conditions Precedent to the Effectiveness of this Agreement.  The effectiveness of this Agreement shall be subject to the satisfaction or waiver of each of the following conditions:

(a) the Administrative Agent (or its counsel) shall have received counterparts of this Agreement that, when taken together, bear the signatures of (1) the Borrower, (2) the Administrative Agent and (3) each Incremental Revolving Lender;

(b) the Administrative Agent (or its counsel) shall have received a certificate executed by a Responsible Officer of the Borrower certifying as to (i) compliance with the Financial Covenant on a Pro Forma Basis on the First Incremental Facility Effective Date and (ii) each of the representations in Section 5(c) and (d) above; and

(c) the payment in full of all fees and expenses owing to the Administrative Agent and the Lenders in respect of such Incremental Revolving Facility, to the extent invoiced at least three (3) Business Days prior to the First Incremental Facility Effective Date.

SECTION 7. Effect of this Agreement.  Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the First Incremental Facility Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby.

SECTION 8. Reaffirmation. The Borrower, on behalf of itself and each Guarantor, hereby expressly consents to and acknowledges the terms of this Agreement and acknowledges that the Incremental Revolving Increase contemplated hereby constitutes Obligations under the Credit Agreement and the other Loan Documents, and confirms and reaffirms, as of the date hereof, (a) the covenants and agreements contained in each Loan Document to which it is a party, as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby, (b) that all Obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended, extended or otherwise modified hereby, (c) its guarantee of the Obligations as amended, extended or otherwise modified hereby, (d) its prior pledges and grants of security interests and Liens on the Collateral to secure the Obligations pursuant to Security Documents to which it is a party and (e) that such Guarantees, prior pledges and grants of security interests and Liens on the Collateral to secure the Obligations, as applicable, are and shall continue to be in full force and effect as amended, extended or otherwise modified hereby and do, and shall continue to, inure to the benefit of the Collateral Trustee, the Lenders and the other Secured Parties.  This Agreement shall not constitute a novation of the Credit Agreement or any other Loan Document.
4

SECTION 9. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission (e.g., “PDF” or “TIFF”) of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 10. Execution.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, in respect of documents to be signed by entities established within the European Union, the Electronic Signature qualifies as a “qualified electronic signature” within the meaning of the Regulation (EU) n 910/2014 of the European parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transaction in the internal market as amended from time to time. Each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereof; provided that nothing herein shall require the Collateral Trustee to accept Electronic Signatures in any form or format without its prior written consent.

SECTION 11. Headings.  Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 12. Governing Law; Jurisdiction, etc.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York. The provisions of Sections 9.9 and 9.10 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.

[Remainder of page intentionally left blank.]
5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

T-MOBILE USA, INC.

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Senior Vice President, Treasury and Treasurer

[Signature Page to the First Incremental Amendment]

ADMINISTRATIVE AGENT:

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Philip Tancorra
Name:	Philip Tancorra
Title:	Vice President

By:	/s/ Michael Strobel
Name:	Michael Strobel
Title:	Vice President

[Signature Page to the First Incremental Amendment]

INCREMENTAL REVOLVING LENDERS:

CITIBANK, N.A.

By:	/s/ Elizabeth Minnella Gonzalez
Name:	Elizabeth Minnella Gonzalez
Title:	Vice President and Managing Director

[Signature Page to the First Incremental Amendment]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Matthew Cheung
Name:	Matthew Cheung
Title:	Vice President

[Signature Page to the First Incremental Amendment]

MIZUHO BANK, LTD.

By:	/s/ Tracy Rahn
Name:	Tracy Rahn
Title:	Executive Director

[Signature Page to the First Incremental Amendment]

MUFG BANK, LTD.

By:	/s/ Matthew Antioco
Name:	Matthew Antioco
Title:	Director

[Signature Page to the First Incremental Amendment]

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH

By:	/s/ Michael Maguire
Name:	Michael Maguire
Title:	Managing Director

[Signature Page to the First Incremental Amendment]

SCHEDULE I
to the First Incremental Facility Amendment

Incremental Revolving Credit Loans

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Sch. 1

EXHIBIT A
Schedule 2.1 to Credit Agreement

Lenders and Issuing Banks

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Exh. A - 1